Exhibit 99.1

November 14, 2016

Liberty Interactive Corporation to Present at the Morgan Stanley European Technology, Media & Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) announced that Greg Maffei,  President and CEO of Liberty Interactive Corporation,  will be presenting at the Morgan Stanley European Technology, Media & Telecom Conference on Wednesday, November 16th at 2:50 p.m. CET at the Hotel Arts in Barcelona, Spain.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation's subsidiaries, QVC, Inc. and zulily, llc, and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the QVC Group, including its interests in Liberty Broadband Corporation and FTD, its subsidiary Evite, and minority interests in Interval Leisure Group, Lending Tree and Charter Communications.

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Interactive Corporation